UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 13, 2018

Berry Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01

On December 13, 2018, Berry Petroleum Corporation (the “Company”), issued a press release announcing that its Board of Directors has adopted a program for the opportunistic repurchase of up to $100 million of its common stock. Based on the Board’s evaluation of current market conditions for its stock they authorized current repurchases of up to $50 million under the program. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 13, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 13, 2018

BERRY PETROLEUM CORPORATION

By:	/s/ Cary D. Baetz
Cary D. Baetz
Executive Vice President and Chief Financial Officer

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